                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]   Preliminary Proxy Statement
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Materials Pursuant to Sec 240.14a-11(c) or Sec 240.14a-12

                              REEDS JEWELERS, INC.
                (Name of Registrant as Specified in its Charter)

                                 James R. Rouse
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[ ]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

      (4)   Proposed maximum aggregate value of transactions:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:

      (2)   Form, Schedule or Registration No:

      (3)   Filing Party:

      (4)   Date Filed:

-------------------

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                              REEDS JEWELERS, INC.
                          2525 SOUTH SEVENTEENTH STREET
                        WILMINGTON, NORTH CAROLINA 28401


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


To Our Shareholders:

      The Annual Meeting of Shareholders of Reeds Jewelers, Inc. (the "Company") will be held at the Hilton Hotel, 301 North Water Street, Wilmington, North Carolina, on Wednesday, July 18, 2001, at 10:00 a.m., local time, for the following purposes:

      1. To elect ten (10) Directors to serve until the 2002 Annual Meeting of Shareholders or until their successors are elected and qualified;

      2. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending February 28, 2002;

      3. To transact such other business as may properly come before the meeting or any adjournments thereof.

      Shareholders of record at the close of business on May 4, 2001 are entitled to notice of and to vote at the meeting and any adjournments thereof.

                                    By Order of the Board of Directors,

                                    /s/ Roberta G. Zimmer

                                    ROBERTA G. ZIMMER
                                    Secretary

Wilmington, North Carolina
May 29, 2001

      SHAREHOLDERS ARE URGED TO VOTE BY SIGNING, DATING, AND RETURNING THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                              REEDS JEWELERS, INC.
                          2525 SOUTH SEVENTEENTH STREET
                        WILMINGTON, NORTH CAROLINA 28401

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JULY 18, 2001

      This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Reeds Jewelers, Inc. (the "Company") to be voted at the Annual Meeting of Shareholders of the Company to be held at the Hilton Hotel, 301 North Water Street, Wilmington, North Carolina, on Wednesday, July 18, 2001, at 10:00 a.m., local time, and at any adjournments thereof. In addition to solicitation by mail, proxies may be solicited by telephone or in person by officers, directors, and by other agents of the Company without compensation therefor, except for reimbursement of actual expenses. All costs of solicitation of proxies will be borne by the Company. The Company expects to mail this proxy statement and enclosed form of proxy to its shareholders on or about Tuesday, May 29, 2001.

      All shares represented by proxies received and not revoked will be voted in accordance with the instructions therein. A proxy may be revoked prior to the voting of the proxy by: (1) giving written notice to the Secretary of the Company at the Company's executive office at 2525 South Seventeenth Street, Wilmington, North Carolina 28401; (2) submitting a duly executed, later-dated proxy to the Secretary of the Company; or (3) submitting notice to the Company, prior to the exercise of the proxy, of the death or incapacity of the maker of the proxy. A proxy is suspended if the person executing the proxy votes in person at the meeting. Proxies duly executed and returned by shareholders which specify no choice will be voted FOR election of the nominees for director as proposed by the Board of Directors, and FOR ratification of the appointment of Ernst & Young LLP as independent auditors. Although the Board of Directors is not aware of any other matters to be presented at the meeting, if other matters are properly presented at the meeting for action, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

      The Board has fixed the close of business on May 4, 2001 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournments thereof. As of the record date, there were outstanding 8,476,372 shares of Common Stock, which number represents all of the voting securities of the Company. Each holder of Common Stock on the record date is entitled to cast one vote per share, in person or by properly executed proxy, with respect to each matter to be considered at the meeting. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. The proposals to approve the appointment of independent auditors are approved if the votes in favor of the proposal exceed the votes opposed to the proposal. Shares which are withheld as to voting with respect to one or more of the nominees for Director and abstentions will be counted in determining the existence of a quorum, but shares held by a broker, as a nominee, that are not voted on any matter will not be counted for such purposes. Abstentions, shares which are withheld as to voting with respect to nominees for Director and shares held of record by a broker, as a nominee, that are not voted with respect to any of the proposals will not be counted as a vote in favor of or against such proposal, and, therefore, will have no effect on the proposal to elect the Directors and the proposals to ratify the appointment of independent auditors.

      Other than certain directors and officers of the Company, the Company is aware of no person who beneficially owns more than five percent of the Company's outstanding Common Stock. See "Election of Directors" below.

                              ELECTION OF DIRECTORS

      Ten Directors are to be elected at the meeting and shall hold office until the next Annual Meeting of Shareholders or until their respective successors have been duly elected and qualified. All nominees have indicated that they are willing and able to serve as Directors if elected. However, if any nominee for Director shall withdraw his candidacy or otherwise be unable to serve, it is intended that votes will be cast, pursuant to the discretionary power granted in the enclosed form of proxy, for such substitute nominee or nominees as may be nominated by the Board of Directors. Each director will be elected by a plurality vote of the votes cast, in person or by proxy, at the meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED BELOW:

                                                                           COMMON STOCK OF THE COMPANY BENEFICIALLY
                                                                                    OWNED ON MAY 4, 2001
                                                         YEAR FIRST                                      PERCENT OF
NAME, AGE, PRINCIPAL OCCUPATION,                           BECAME               NUMBER OF               COMMON STOCK
AND BUSINESS EXPERIENCE                                  DIRECTOR (1)            SHARES (2)              OUTSTANDING
-----------------------                                  ------------            ----------              -----------
ALAN M. ZIMMER, age 42; President and                        1981            2,029,690(4,5,9,10)             23.95%
   Chief Executive Officer for more than the past
   five years (3)

WILLIAM R. ZIMMER, age 82; Chairman of                       1946               23,352                        0.28%
   the Board for more than the past five years (3)

ROBERTA G. ZIMMER, age 76; Secretary for                     1946                8,724                        0.10%
   more than the past five years (3)

G. WADDY GARRETT, age 60; President of GWG                   1994               10,000(4)                     0.12%
   Financial, LLC, a financial holding company;
   previously, Chairman and Chief Executive
   Officer of Alliance Agronomics, Inc. for more
   than the past five years; Director of Cadmus
   Communications, Inc. and Community Bancshares
   of Virginia, Inc.

KENNETH M. GASSMAN, JR. age 55; Senior Vice                  2001                  700                        0.01%
   President and Retailing Securities Analyst,
   Davenport & Co. LLC since 1991; Director of
   Concepts Direct, Inc.

FENTON N. HORD, age 54; President  & CEO                     1997                6,000(4)                     0.07%
   of Carolina Holdings, Inc. for more than the
   past five years; Director of Wolseley plc

ARLENE Z. SCHREIBER, age 50; Member of                       1986            1,751,956(4,6,9,10)             20.67%
   Zimmer Development Company LLC and
   affiliates; previously, Vice President and
   Secretary, Schreiber's Inc., a ladies specialty
   store for more than the past five years (3)

RICHARD F. SHERMAN, age 57; Private                          1991                8,470(4)                     0.10%
   Investor for more than the past five years;
   Chairman of P.J. America, Inc., and Director
   of Papa John's International, Inc.

                                                                             COMMON STOCK OF THE COMPANY BENEFICIALLY
                                                                                      OWNED ON MAY 4, 2001
                                                         YEAR FIRST                                      PERCENT OF
NAME, AGE, PRINCIPAL OCCUPATION,                           BECAME               NUMBER OF               COMMON STOCK
AND BUSINESS EXPERIENCE                                  DIRECTOR (1)            SHARES (2)              OUTSTANDING
-----------------------                                  ------------            ----------              -----------
HERBERT J. ZIMMER, age 55; Partner in the                    1986            1,837,622(4,7,9,10)             21.68%
   law firm of Zimmer and Zimmer LLP, which
   serves as general counsel to the Company, for
   more than the past five years (3)

JEFFREY L. ZIMMER, age 44; Partner in the                    1986            1,783,318(4,8,9,10)             21.04%
   law firm of Zimmer and Zimmer LLP, which
   serves as general counsel to the Company, for
   more than the past five years (3)

All directors and executive officers as a group                --            7,464,030(4)                    88.06%
(fourteen persons)

--------------------------

(1)   Year first became director of the Company or its affiliates.

(2) Unless otherwise indicated, each person has sole voting and investment power over the shares beneficially owned by such person.

(3)   William R. Zimmer and Roberta G. Zimmer are the father and mother of Alan
      M. Zimmer, Herbert J. Zimmer, Jeffrey L. Zimmer, and Arlene Z. Schreiber.

(4) Does not include shares which may be acquired by the exercise of options within 60 days of May 4, 2001 by the following persons pursuant to the Company's various stock option plans (G. Waddy Garrett, 13,840 shares; Fenton N. Hord, 7,000 shares; Richard F. Sherman, 11,420 shares; Alan M. Zimmer, 10,000 shares; Herbert J. Zimmer, 7,000 shares; Jeffrey L. Zimmer, 7,000 shares; Arlene Z. Schreiber, 7,000 shares) and all directors and executive officers as a group, 306,760 shares.

(5) Rose W. Zimmer, wife of Alan M. Zimmer, is the voting trustee of 191,597 shares held in trust for their minor children; she also owns 3,900 shares in her name. Such shares are included in the beneficial ownership of Alan
      M. Zimmer.

(6) Ronald L. Schreiber, husband of Arlene Z. Schreiber, owns 3,900 shares in his name. Their sons, Andrew Michael Schreiber and Mark Harrison Schreiber, own 111,629 and 111,629 shares, respectively. Such shares are included in the beneficial ownership of Arlene Z. Schreiber.

(7) Ronna T. Zimmer, wife of Herbert J. Zimmer, owns 3,900 shares in her name. Their son, Bradley Trent Zimmer and Landon Garrett Zimmer, own 116,469 and 116,469 shares, respectively. Such shares are included in the beneficial ownership of Herbert J. Zimmer.

(8) Jeffrey L. Zimmer, is the voting trustee of 197,779 shares held in trust for his minor children. Such shares are included in the beneficial ownership of Jeffrey L. Zimmer.

(9) A partnership comprised of Alan M. Zimmer, Herbert J. Zimmer, Jeffrey L. Zimmer, and Arlene Z. Schreiber owns 93,854 shares of Company stock. Beneficial ownership for each of the above persons includes 23,463-1/2 shares over which each such person has the power to vote or dispose of such shares.

(10) The address of each person who beneficially owns more than 5% of the Company's Common Stock is 2525 South Seventeenth Street, Wilmington, North Carolina 28401.

COMMITTEES OF THE BOARD OF DIRECTORS; MEETINGS AND COMPENSATION OF DIRECTORS

      In accordance with the By-Laws of the Company, the Board of Directors has established an Audit Committee and a Compensation Committee.

      The Audit Committee, which is composed of outside Directors, G. Waddy Garrett (chairman), Richard F. Sherman, and Fenton N. Hord, recommends to the Board of Directors the engagement of the independent auditors of the Company and reviews with the independent auditors the scope and results of the Company's audits, the Company's internal accounting controls, and the professional services furnished by the independent auditors to the Company. The Audit Committee met three times in the fiscal year ended February 28, 2001.

      The Compensation Committee, which is composed of outside Directors, Richard F. Sherman (chairman), G. Waddy Garrett, and Fenton N. Hord, reviews and approves all salary arrangements and other remuneration for officers of the Company. It also is responsible for review of certain benefit plans and for administration of the stock option plans. The Compensation Committee met three times in the fiscal year ended February 28, 2001.

      In the fiscal year ended February 28, 2001, the Board of Directors held four meetings and Committees of the Board of Directors held a total of six meetings. All Directors attended 100% of the total number of meetings of the Board of Directors and the Committees on which he or she served during the fiscal year ended February 28, 2001.

      Officers of the Company who are also Directors do not receive any fee or remuneration for services as members of the Board of Directors or of any Committee of the Board of Directors. Non-management Directors received an annual retainer fee of $7,500, $1,250 for each Board meeting attended, $1,000 for each Committee meeting attended, and options for 1,000 shares of stock for their services during the fiscal year ended February 28, 2001.

                       COMPENSATION OF EXECUTIVE OFFICERS

      The following tables and narrative text set forth the compensation earned in fiscal year ended February 28, 2001 and the two prior fiscal years to the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM
                                                     ANNUAL COMPENSATION           COMPENSATION
                                              ---------------------------------    ------------
                                                                                     SECURITIES        ALL OTHER
                                                                                     UNDERLYING         COMPEN-
NAME AND PRINCIPAL POSITION                   YEAR        SALARY      BONUS (1)      OPTIONS (#)       SATION (2)
---------------------------                   ----        ------      ---------      -----------      ----------
Alan M. Zimmer                                2001        $281,063    $        0           2,000        $12,075
  President & Chief Executive Officer         2000         281,690       180,282           2,000         10,746
                                              1999         264,880       157,000           2,000         12,550
William R. Zimmer                             2001         154,627             0               0          5,634
  Chairman of the Board                       2000         154,627        50,000               0          6,338
                                              1999         149,925        45,000               0          4,692
James R. Rouse                                2001         181,472             0           2,000         25,101
  Treasurer & Chief Financial Officer         2000         186,420        63,718           2,000         24,077
                                              1999         174,018        50,260           2,000         30,430
Orville R. Westmoreland                       2001         170,622             0           2,000         13,263
  Vice President of Financial Services        2000         176,562        60,252           2,000         12,395
                                              1999         162,672        63,343           2,000         12,449
Allan E. Metzner                              2001         169,940             0           2,000         13,672
  Vice President of Merchandising             2000         169,288        60,049           4,000         12,601
                                              1999         151,551        57,725           2,000         12,730


(1) Under the Company's Annual Bonus Plan, cash awards are made to participants based upon achieving pre-determined profit goals. Key management individuals in the corporate office are covered under this plan and are paid based on corporate profitability. The plan also awards cash bonuses to store managers and district supervisors based on the profitability of their individual stores and districts. Awards are paid to participants annually, normally during the year following the Annual Bonus Plan year. In 1999 a portion of each executive's salary was paid in the form of a guaranteed bonus as follows: Alan M. Zimmer, $55,000; William R. Zimmer, $75,000; James R. Rouse, $25,000; and all other executives, $12,500 each. Beginning March 1, 1999, the annual bonus plan was changed and the above amounts are included in the bi-weekly pay for each executive. Accordingly the guaranteed bonus amounts for 1999 are included above as salary.

(2) During each of the fiscal years ended February 28, 2001, February 29, 2000 and February 28, 1999, respectively, the Company paid premiums for insurance to fund the supplemental executive retirement plan for each named executive as follows: Alan M. Zimmer, $6,428, $6,428, and $6,428; William R. Zimmer, $0, $0, and $0; James R. Rouse, $19,337, $19,337, and $25,337; Orville R. Westmoreland, $7,500, $7,500, and $7,500; and Allan E. Metzner, $7,905, $7,905, and $7,905.
During each of the fiscal years ended February 28, 2001, February 29, 2000 and February 28, 1999, respectively, the Company also made contributions to the profit-sharing and 401(k) savings plan accounts of each named executive as follows: Alan M. Zimmer, $5,647, $4,318, and $6,122; William R. Zimmer, $5,634, $6,338 and $4,692; James R. Rouse, $5,764, $4,740 and $5,093; Orville R.
Westmoreland, $5,763, $4,895 and $4,949; and Allan E. Metzner, $5,768, $4,696
and $4,825.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                  INDIVIDUAL GRANTS                                POTENTIAL REALIZABLE VALUE AT ASSUMED
                       ---------------------------------------------------       ANNUAL RATES OF STOCK PRICE APPRECIATION
                                                                                      FOR OPTION TERM (10 YEARS) (1)
                                                                                -------------------------------------------
                                     % OF TOTAL
                                        OPTIONS                                          5%                     10%
                       NUMBER OF      GRANTED TO    EXERCISE                    --------------------    -------------------
                       SECURITIES      EMPLOYEES    OR BASE                     PRICE                   PRICE
                       UNDERLYING      IN FISCAL     PRICE      EXPIRATION       PER       AGGREGATE     PER      AGGREGATE
NAME                    OPTIONS(2)        YEAR     ($/SHARE)       DATE         SHARE         VALUE     SHARE       VALUE
----                    ----------        ----     ---------       ----         -----         -----     -----       -----
Alan M. Zimmer (3)        2,000          12.50       $1.925     7/25/2005        $2.46        $1,070    $3.10       $2,350
James R. Rouse            2,000          12.50        1.750     7/25/2010         2.85         2,200     4.54       5,580
O. R. Westmoreland        2,000          12.50        1.750     7/25/2010         2.85         2,200     4.54       5,580
Allan E. Metzner          2,000          12.50        1.750     7/25/2010         2.85         2,200     4.54       5,580

(1) The dollar gains under these columns result from calculations assuming 5% and 10% growth rates over an option period of ten years (except as otherwise noted) and are not intended to forecast future price appreciation of the Common Stock of the Company. The gains reflect a future value based upon growth at these prescribed rates. The Company did not use an alternative formula for a grant date valuation, an approach that would state gains at present, and therefore lower, value. Options have value to the listed executives and to all option recipients only if the stock price advances beyond the grant date price shown in the table during the effective option period.

(2) These awards were made pursuant to the 1994 Stock Option Plan. Under this plan, the option price must not be less than 100% of the fair market value of the Company's Common Stock on the date the option is granted. The fair market value of a share of the Company's Common Stock is the closing price as reported on the date of grant.

(3) Options for Alan M. Zimmer expire after five years. The calculations for potential realizable value for the options of Alan M. Zimmer are therefore for a period of only five years, rather than ten years.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                                   SECURITIES UNDERLYING
                                                                         UNEXERCISED           VALUE OF UNEXERCISED
                                                                         OPTIONS AT               IN-THE-MONEY
NAME                               SHARES                             FEBRUARY 28, 2001             OPTIONS
----                            ACQUIRED ON           VALUE               EXERCISABLE             EXERCISABLE AT
                                EXERCISE (#)         REALIZED ($)      UNEXERCISABLE (#)        FEBRUARY 28, 2001  ($)(1)
                                ------------         ------------      -----------------        -----------------  ------
Alan M. Zimmer                       0                 $ 0               10,000 / 0                      0
James R. Rouse                       0                   0               70,500 / 0                      0
Orville R. Westmoreland              0                   0               70,500 / 0                      0
Allan E. Metzner                     0                   0               52,250 / 0                      0


(1)   Based on $ 1.2500 per share at February 28, 2001.

                                PERFORMANCE GRAPH

              COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG
                              REEDS JEWELERS, INC.,

            CRSP TOTAL RETURN INDEX FOR THE S & P SMALL-CAP 600, AND
                            THE COMPANY'S PEER GROUP


                              [LINE GRAPH OMITTED]

                             1996          1997          1998          1999          2000          2001
-----------------------------------------------------------------------------------------------------------
Reeds Jewelers, Inc.        100.00         83.33        110.00         86.67         78.35         33.33
-----------------------------------------------------------------------------------------------------------
S & P Small-Cap 600         100.00        116.70        157.49        130.54        179.44        178.79
-----------------------------------------------------------------------------------------------------------
Peer Group                  100.00        104.40        150.06        155.14        185.53        193.98
-----------------------------------------------------------------------------------------------------------

      The above graph assumes $100 invested on February 29, 1996 in the Company's Common Stock, the S & P Small-Cap 600, and the Company's Peer Group. The Peer Group Index consists of the following publicly-traded retail jewelry chains: Friedman's, Inc. (FRDM), Samuels Jewelers (SMJW), Signet Group PLC
(SIGY), Whitehall Jewellers, Inc. (JWL), and Zale Corporation (ZLC). The S & P Small Cap 600 Index and the Peer Group Index are calculated based on indexes prepared for Reeds Jewelers, Inc. by Zacks Investment Research, Inc.

RELATIONSHIPS AND RELATED TRANSACTIONS

      The Company leases its corporate headquarters, consisting of 20,731 square feet of office space and 155 parking spaces, from a partnership comprised of Alan M. Zimmer, Herbert J. Zimmer, Jeffrey L. Zimmer, and Arlene Z. Schreiber. Alan M. Zimmer is President and Chief Executive Officer of the Company and Herbert J. Zimmer, Jeffrey L. Zimmer, and Arlene Z. Schreiber are all Directors. Monthly rental payments under the leases are $26,556, and increase to $27,073 on January 1, 2003. The Company also pays the related insurance, property taxes, maintenance fees, and utilities for this location. The leases for these facilities expire December 31, 2006. Based on rentals charged for comparable properties in Wilmington, the Company believes the terms of the leases are no less favorable to the Company than those that could be obtained from unaffiliated parties.

      Herbert J. Zimmer and Jeffrey L. Zimmer are partners in the law firm of Zimmer and Zimmer, which serves as general counsel to the Company. During the fiscal year ended February 28, 2001, Zimmer and Zimmer received from the Company legal fees and reimbursement of costs advanced in the amount of $171,000. Zimmer and Zimmer has advised the Board of Directors that legal fees paid to Zimmer and Zimmer are based on the firm's customary fees for similar services.

      Between June 30, 1989 and February 6, 1990, the Company borrowed a total of $1,370,000 from three of its principal shareholders, of which $470,000 was repaid as of May 28, 1991, $21,000 was repaid in June 1996, and $34,000 was repaid in July 1998. The amounts borrowed accumulate interest at the prime rate as quoted monthly in the Wall Street Journal. The amounts remaining outstanding under the notes are $560,000 to Alan M. Zimmer, $185,000 to Arlene Z. Schreiber, and $100,000 to Ronna T. Zimmer (the wife of Herbert J. Zimmer). These amounts are evidenced by various subordinated notes and are due and payable upon full payment of all senior obligations or with approval of all senior lenders.

              REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF
                        DIRECTORS OF REEDS JEWELERS, INC.
                            ON EXECUTIVE COMPENSATION

      The Compensation Committee, which is composed of outside Directors, Richard F. Sherman (chairman), G. Waddy Garrett, and Fenton N. Hord reviews and approves all salary arrangements and other remuneration for officers of the Company. It also is responsible for review of certain benefit plans and for administration of the stock option plans. The Compensation Committee met three times in the fiscal year ended February 28, 2001.

      The primary responsibility of the Company's management is to maximize shareholder value over time. To accomplish this objective, the Company's business strategy and operating plans are derived from its goal to increase the net earnings of the Company at a compound annual growth rate of 20% over any five-year period. The overall goal of the Compensation Committee is to pay executive officers in a manner that is consistent with and linked to this strategic objective.

      The Committee believes that the compensation package of executive officers must be structured to enable the Company to attract, retain, and encourage the continued development of its executive officers. Accordingly, the Company's executive officers are compensated as follows:

            BASE COMPENSATION: An executive of Reeds Jewelers, Inc. is compensated for the required general management and specific technical skills demanded by his position. The value of such skills are determined by evaluation of the executive's demonstrated knowledge, experience, productivity, and effectiveness, as well as the value placed upon such qualities as reflected by compensation for similar positions within the retail jewelry industry. Such guaranteed compensation for each executive is in the form of a base salary and certain benefits designed to relieve financial concerns of the executive regarding illness, disability, retirement, or death. The base salary of each executive is reviewed annually in light of the aforementioned criteria and typically is increased, as appropriate for each executive, within the general guidelines for all salary increases within the Company. No pay increases for any executives were approved during fiscal year 2001.

            PAY FOR PERFORMANCE: An executive of the Company is challenged to perform and manage so that the Company's net income goal is achieved or exceeded. Upon achievement of the budget for corporate net income, an amount equal to 60% of base salary is placed in a bonus pool for the President and Chief Executive Officer. An amount equal to 30% of base salary for each other executive is placed in bonus pools for each of them. In addition, for each 1% that net income exceeds budget, an amount equal to 1% of the excess would be added to the executives' bonus pools in the ratio of 1.67 shares for the President and Chief Executive Officer and 1 share for each of the other executives. The pools are capped at 40% of all excess over the budget. If the net income budget is not achieved, the executives receive no bonus. If the net income budget is achieved, then the executives earn a portion or all of their bonus pools based on achieving certain performance goals.

            EQUITY PARTICIPATION: An executive of the Company makes numerous tactical decisions about the short-term operations of the Company, and also provides consistent input and influence regarding longer-term strategic issues. In addition, because the Company believes that its shareholders are attracted primarily by consistent and increasing profitability, the executive's daily application and interpretation of the Company's policies and procedures must be couched within a longer-term perspective. Stock ownership aligns the interests of executives with those of shareholders. Accordingly, the final component of executive compensation provides for the periodic granting of stock options as a longer-term incentive designed to reward executives for managing the Company over a period of several years in a manner that is more likely to increase shareholder value through higher market valuations of the Company's share price as the result of consistent and sustainable increases in profitability. Factors considered regarding the timing and number of stock options granted include the executive's scope of responsibility and time in the position, as well as corporate performance. Alan M. Zimmer received options for 2,000 shares of stock during the fiscal year ended February 28, 2001.

      SUMMARY. The Committee believes that the executive compensation policies and programs described in this report serve the interests of the shareholders and the Company. Compensation of executive officers is intended to be linked to, and commensurate with, Company performance and with shareholder expectations. The Committee believes that the practice and the performance results of the compensation philosophy described herein should be measured over a period sufficiently long to determine whether strategy development and implementation are in line with, and responsive to, shareholder expectations.

                                          Richard F. Sherman, Chairman
                                          G. Waddy Garrett
                                          Fenton N. Hord

                          REPORT OF THE AUDIT COMMITTEE
                OF THE BOARD OF DIRECTORS OF REEDS JEWELERS, INC.


      The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of a significant judgments, and the clarity of disclosures in the financial statements.

      The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of nonaudit services with the auditors' independence.

      The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held three meetings during fiscal year 2001.

      In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended February 28, 2001 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company's independent auditors.

                                          G. Waddy Garrett, Chairman
                                          Richard F. Sherman
                                          Fenton N. Hord

                       APPOINTMENT OF INDEPENDENT AUDITORS

      Ernst & Young LLP, Certified Public Accountants, has been recommended by the Board of Directors to serve as independent auditors of the Company for the fiscal year ending February 28, 2002. Ernst & Young LLP is the present independent auditor of the Company and has served in this capacity for the past nine years. The Company knows of no direct or material indirect financial or other interest of Ernst & Young in the Company.

      Fees for the fiscal year 2001 audit were $129,000 and all other fees were $157,000, including audit related services of $36,000 and nonaudit services of $121,000. Audit related services generally include fees for pension and statutory audits, business acquisitions, accounting consultations, internal audit and SEC registration statements.

      Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING FEBRUARY 28, 2002.

                              SHAREHOLDER PROPOSALS

      Proposals of shareholders for the 2002 Annual Meeting of Shareholders of the Company must be received at the Company's corporate office, P.O. Box 2229, 2525 South Seventeenth Street, Wilmington NC 28401, Attention: Corporate Secretary, no later than February 28, 2002.


                                  ANNUAL REPORT

      The Company's Annual Report to Shareholders and Annual Report on Form 10-K for the year ended February 28, 2001 are included in this mailing to all shareholders.

                                    By Order of the Board of Directors,

                                    /s/ Roberta G. Zimmer

                                    ROBERTA G. ZIMMER
                                    Secretary

Wilmington, North Carolina
May 29, 2001

PROXY                         REEDS JEWELERS, INC.
                         2525 SOUTH SEVENTEENTH STREET
                        WILMINGTON, NORTH CAROLINA 28401

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

    The undersigned hereby appoints Alan M. Zimmer and Roberta G. Zimmer, or either of them, as agents, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Reeds Jewelers, Inc. (the "Company") held of record by the undersigned on May 4, 2001 at the Annual Meeting of Shareholders to be held at the Hilton Hotel, 301 North Water Street, Wilmington, North Carolina, on Wednesday, July 18, 2001, at 10:00 a.m., local time, and at any adjournments thereof.

1.  ELECTION OF DIRECTORS

    [ ]  FOR all nominees listed below                          [ ]  WITHHOLD AUTHORITY to vote for
         (except as marked to the contrary below)                    all nominees listed below

   G. Waddy Garrett; Kenneth M. Gassman; Fenton N. Hord; Arlene Z. Schreiber; Richard F. Sherman; Alan M. Zimmer; Herbert J. Zimmer; Jeffrey L. Zimmer;
                      Roberta G. Zimmer; William R. Zimmer

(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

--------------------------------------------------------------------------------

2. TO APPROVE THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE YEAR ENDING FEBRUARY 28, 2002.

            [ ]  FOR            [ ]  AGAINST            [ ]  ABSTAIN

3. In their discretion, the proxy agents are authorized to vote upon such other business as may properly come before the meeting.

    This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for all the nominees for Director and for independent auditors.

                                                  Please sign exactly as name
                                                  appears below. When shares are
                                                  held as joint tenants, both
                                                  should sign. When signing as
                                                  attorney, executor,
                                                  administrator, trustee or
                                                  guardian, please give full
                                                  title as such. If a
                                                  corporation, please sign in
                                                  full corporate name by the
                                                  president or other authorized
                                                  officer. If a partnership,
                                                  please sign in partnership
                                                  name by an authorized person.

                                                  ------------------------------
                                                  Signature

                                                  ------------------------------
                                                  Signature if held jointly

                                                  DATED:                  , 2001
                                                        ------------------

          PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY,
                          USING THE ENCLOSED ENVELOPE.